                                                                    Exhibit 3.12

ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I         NAME
----------------------
The name of the corporation shall be:



ARTICLE II        PRINCIPAL OFFICE
----------------------------------
The principal place of business/mailing address is:



ARTICLE III       PURPOSE
-------------------------
The purpose for which the corporation is organized is:



ARTICLE IV        SHARES
------------------------
The number of shares of stock is:



ARTICLE V         INITIAL OFFICERS/DIRECTORS (optional)
-------------------------------------------------------
The name(s), address(es) and title(s):



ARTICLE VI        REGISTERED AGENT
----------------------------------
The name and address of the Incorporator is:



ARTICLE VII       INCORPORATOR
------------------------------
The name and address of the Incorporator is:



******************************************************************************
Having been as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity



______________________________________________            _____________________
         Signature/Registered Agent                                 Date



______________________________________________            _____________________
         Signature/Incorporator                                     Date